Exhibit 99.1

NEWS RELEASE

Par Pacific Holdings, Inc. to Acquire Cenex® Zip Trip Retail Locations in Washington and Idaho

Acquisition Highlights

•	33 branded stores located in eastern Washington and northwestern Idaho

•	Includes multi-year strategic fuel supply agreements

•	Anticipated to be immediately accretive to Adjusted earnings per share

•	Further diversifies Par’s earnings profile

HOUSTON, January 9, 2018 - Par Pacific Holdings, Inc. (NYSE American: PARR) (“Par Pacific”) announced today that a wholly-owned subsidiary of Par Petroleum, LLC entered into a definitive agreement to acquire 33 Cenex® Zip Trip convenience stores from CHS Inc. for approximately $70 million plus the agreed value of inventory at closing. Par Pacific anticipates Adjusted EBITDA from the acquired stores to be approximately $7.0 to $7.5 million in the first full year of operations. The transaction is expected to close in the first quarter of 2018, subject to customary closing conditions and other approvals.

“We are pleased to begin 2018 with a strategic acquisition to complement our Wyoming refining and logistics activities. We anticipate that this acquisition will be immediately accretive to our Adjusted earnings per share and free cash flow and further diversify our earnings profile,” said William Pate, Par Pacific’s President and Chief Executive Officer.

As part of the transaction, the parties will enter into a multi-year branded petroleum marketing agreement for the continued supply of Cenex-branded refined products to the Cenex® Zip Trip stores. In addition, the parties also will enter into a multi-year supply agreement pursuant to which an affiliate of Par Pacific will supply refined products to CHS within the Rocky Mountain and Pacific Northwest markets.

Conference Call

A conference call to discuss this acquisition is scheduled for Wednesday, January 10, 2018 at 11:00 a.m. Central Time (12:00 p.m. Eastern Time). To access the call, please dial 877-404-9648 inside the U.S. or 412-902-0030 outside the U.S. and ask for the Par Pacific call. The webcast may be accessed online through the company’s website at http://www.parpacific.com on the Investor Relations page. Please log on at least 10 minutes early to register. A telephone replay will be available through February 2, 2018 and may be accessible by calling 877-660-6853 inside the U.S. or 201-612-7415 outside the U.S. and using the conference ID 13675304#. Also, an archive of the webcast will be available shortly after the call on the company’s website at www.parpacific.com and will be accessible for approximately 90 days.

About Par Pacific Holdings, Inc.

Par Pacific Holdings, Inc., based in Houston, Texas, owns, manages and maintains interests in energy and infrastructure businesses. Par Pacific’s strategy is to identify, acquire and operate energy and infrastructure companies with attractive competitive positions. Par Pacific owns and operates one of the largest energy infrastructure networks in Hawaii with a 94,000-bpd refinery, a logistics network supplying the major islands of the state and 91 retail locations. In Wyoming, Par Pacific owns a refinery and associated logistics network in a niche market. Par Pacific also owns 42.3% of Laramie Energy, LLC which has natural gas operations and assets concentrated in the Piceance Basin in Western Colorado.

Non-GAAP Financial Measures

Management uses certain financial measures to evaluate our operating performance that are considered non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and our calculations thereof may not be comparable to similarly titled measures reported by other companies.

Our estimate of Adjusted EBITDA cannot be reconciled to our Projected Net Income, the closest GAAP measure, without unreasonable efforts. This reconciliation would require estimating amounts that will ultimately be determined in the purchase price allocation, which has not yet been completed, such as depreciation and amortization expense and interest expense and other financing costs, net. A purchase price allocation requires allocating the purchase price to the acquired assets, including property, fixed assets and intangibles based on their estimated fair value as of the acquisition date. Our estimate of Adjusted EBITDA is based upon the prior twelve months financial statements of CHS Inc. related to the assets and the following key assumptions: (i) closing of the acquisition in the first quarter of 2018; and (ii) the operation of the 33 stores with forecasted Adjusted Gross Margin of approximately $25 to $27 million during a twelve month period.

Adjusted Gross Margin is defined as (i) operating income (loss) plus operating expense (excluding depreciation), DD&A, impairment expense, inventory valuation adjustments (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase obligation, and purchase price allocation adjustments), and unrealized gains (losses) on derivatives or (ii) revenues less cost of revenues (excluding depreciation) less inventory valuation adjustments and unrealized gains (losses) on derivatives. We define cost of revenues (excluding depreciation) as the hydrocarbon-related costs of inventory sold, transportation costs of delivering product to customers, crude oil consumed in the refining process, costs to satisfy our RINS obligations and certain hydrocarbon fees, and taxes. Cost of revenues (excluding depreciation) also includes the unrealized gains (losses) on derivatives and inventory valuation adjustments that we exclude from Adjusted Gross Margin.

Free Cash Flow is defined as cash provided by (used in) operations less capital expenditures. We believe Free Cash Flow is a useful supplemental financial measure to evaluate our ability to generate cash to repay our indebtedness or make discretionary investments. Free Cash Flow should be considered in addition to, rather than as a substitute for, net income as a measure of our financial performance and net cash provided by (used in) operations as a measure of our liquidity. Free Cash Flow presented by other companies may not be comparable to our presentation as other companies may define these terms differently.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements with respect to the timing and completion of the CHS Inc.

retail asset acquisition (the “Acquisition”), the anticipated synergies and other benefits of the Acquisition, the anticipated financial and operating results of the Acquisition and the effect on Par Pacific’s cash flows and profitability (including Adjusted EBITDA, free cash flow and Adjusted earnings per share), and Par Pacific’s plans for financing the proposed acquisition, the conditions to the closing of the Acquisition and the possibility that the Acquisition will not close, are forward-looking statements. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties. Par Pacific cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Par Pacific does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. Par Pacific further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:

Christine Laborde

Director, Investor Relations & Public Affairs

(832) 916-3396

claborde@parpacific.com